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                                                                   EXHIBIT 10.33

                             STOCK OPTION AGREEMENT
                             ----------------------


        STOCK OPTION AGREEMENT dated July 31, 1996 between E. David Corvese ("Corvese") and John H. Klein ("Optionee").

                                    Recitals
                                    --------

          1. Pursuant to the terms of a Stock Option Agreement - II, dated as of May 30, 1996, as amended July 29, 1996 ("Stock Option Agreement - II"), Corvese granted to Optionee an option to purchase 1,860,000 of his shares of common stock of MIM corporation.

          2.  Corvese and Optionee hereby agree that such Stock Option Agreement
- -II is hereby terminated in its entirety and is replaced by the following stock option:

          WHEREAS, Corvese currently is the holder of 5,460,000 shares (the "Shares") of common stock, par value $.0001 per share, of MIM Corporation ("MIM");

          WHEREAS, in order to induce Optionee to become MIM's Chairman of the Board and Chief Executive Officer and to motivate him to exercise his best efforts on behalf of MIM and its subsidiaries, Corvese agreed to grant to Optionee the right and option to acquire 1,860,000 Shares (the "Option Shares") upon and subject to the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          1.  Grant of Option.  (a) Subject to the terms and conditions of this
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Agreement, Corvese hereby grants to Optionee the right and option to acquire all or part of the Option Shares (the "Option") for the price and on the other terms specified below.

          (b) Corvese represents to Optionee that (i) the Option Shares have been duly authorized and validly issued and are fully paid and nonassessable and
(ii) Corvese has good and unencumbered title to the Option Shares and, upon exercise of the Option in accordance with the terms hereof, Corvese will convey to Optionee good title to the Option Shares to which the Option is so exercised, free and clear of any and all security interests, claims, liens or encumbrances.

          2. Price. The price per share (the "Option Price") of the Option
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Shares shall be $11.00.
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          3.  Exercisability.  Subject to the terms and conditions of this
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Agreement, the Option shall be exercisable by Optionee at any time and from time to time, in whole or in part, in the following installments:

                                           Number of Option Shares
                         Date Installment    Purchasable Pursuant
                       Becomes Exercisable        to Option
                         ----------------- ------------------------
                         December 31, 1996        620,000
                         December 31, 1997        620,000
                         December 31, 1998        620,000

          Notwithstanding the above, in the event of a Change of Control (as defined in Section 7(b) below) of the Company, all of the Option Shares shall be immediately exercisable on the later of (a) the approval of such Change of Control by the Board of Directors of MIM and (b) if required, the approval of such Change of Control by the stockholders of MIM.

          4.  Term.  Subject to the terms of Sections 8, 9 and 10 hereof, the
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Option shall terminate, to the extent not exercised, on the earliest to occur of the following (the "Termination Time"): (a) the time specified in Section 7(b) hereof or (b) at 5:00 p.m. Eastern time on (i) May 30, 1997, unless prior to such date MIM has consummated the initial public offering of its common stock under the Securities Act of 1933, as amended, or (ii) May 30, 2006.

          5.  Method of Exercising Option.  Subject to the terms and conditions
              ---------------------------
of this Agreement, the Option may be exercised by written notice to Corvese at his principal office, which is presently located at The Lily Pads Professional Center, P.O. Box 3689, 25 North Road, Peace Dale, Rhode Island 02883. Such notice shall be given and received, as specified in Section 11 hereof, prior to the Termination Time; shall state the election to exercise the Option and the number of Option Shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall (unless Corvese otherwise agrees) be accompanied by a representation that the Option Shares being acquired upon exercise of the Option are being acquired for investment and not with a view to the distribution thereof; and shall be accompanied by payment of the full Option Price of such Option Shares. The Option Price shall be paid in cash or by bank or cashier's check. Upon receipt of such notice and payment, Corvese, as promptly as practicable, shall cause to be delivered by the transfer agent for MIM a certificate or certificates representing the Option Shares with respect to which the Option is so exercised, free and clear of any and all security interests, claims, liens or encumbrances. The certificate or certificates for such Option Shares shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Optionee and if Optionee shall so request in the notice exercising the Option, shall be registered in the name of Optionee and his spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the

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written order of the person or persons exercising the Option.  In the event the
Option shall be exercised, to the extent permitted hereunder, by any person or persons after legal disability or death of Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

          6.  Non-Transferability of Option.  The Option is not assignable or
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transferable, in whole or in part, by Optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of Optionee, the Option shall be exercisable only by him or his guardian or legal representative.


          7.  Adjustments and Certain Termination Events.  (a) The number and
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kind of securities purchasable upon exercise of the Option (as well as the exercise price per share) shall be equitably adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of MIM occurring subsequent to the date hereof; provided, however, that in no event shall Optionee be entitled to receive upon exercise of the Option any dividends or distributions which may have been actually made or paid on the Option Shares prior to the date of exercise of the Option.

          (b) In the event of the merger or consolidation of MIM with, or the sale or other disposition, directly or indirectly, of substantially all of the business and assets of MIM on a consolidated basis to, an "Unrelated Third-Party" (i.e., a party who is not an affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, of MIM) (referred to herein as a "Change of Control"), the Option shall terminate at the effective time of such merger, consolidation or sale; provided, however, that if (i) in connection with
                               --------  -------
such merger, consolidation or sale Optionee receives solely equity securities (or cash in lieu of fractional shares) of such Unrelated Third-Party or an affiliate thereof and (ii) such merger, consolidation or sale does not create or result in any tax liability or obligation for or on the part of Optionee in respect of the Option, then the Option shall continue, subject to the terms and conditions of this Agreement, and Corvese shall, without payment of any additional consideration therefor, execute a new option providing that Optionee shall have the right to exercise such new option (upon terms not less favorable to Optionee than those then applicable to the Option) and to receive upon such exercise, in lieu of each share of Common Stock of MIM therefore issuable upon exercise of the Option, the kind and amount of shares of stock receivable upon such consolidation, merger or sale by Optionee of one share of Common Stock of MIM issuable upon exercise of the Option had the Option been exercised immediately prior to such consolidation, merger or sale.

          8.  Termination of Employment.  If Optionee's employment with MIM is
              -------------------------
terminated for any reason other than death or disability prior to the Termination Time as set forth in Section 4, this Option may be exercised to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, by the Optionee at any time prior to the earliest of (i) the Termination Time set forth in Section 4 above, or
(ii) 30 days after the date of the Optionee's termination of employment.

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          9.  Disability.  If Optionee becomes disabled during his employment,
              ----------
and, prior to the Termination Time as set forth in Section 4, Optionee's employment is terminated as a consequence of such disability, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, by Optionee or his legal representative at any time prior to the earliest of (i) the Termination Time set forth in Section 4, or (ii) one (1) year after the date of Optionee's termination of employment.

          10.  Death.  If the Optionee dies during his employment and prior to
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the Termination Time as set forth in Section 4, or if Optionee's employment is terminated by reason of Optionee's disability (as described in Section 9 above), and Optionee dies following his termination of employment but prior to the earliest of (i) the Termination Time as set forth in Section 4 above, (ii) the expiration of the period determined under Section 9 above, or (iii) three (3) months following Optionee's termination of employment, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by Optionee's estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of Optionee's death, at any time prior to the earlier of (i) the Expiration Date specified in Section 4, or (ii) one (1) year after the date of Optionee's death.

          11.  Notices.  All notices or other communications permitted or
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required under this Option shall be in writing and shall be sufficiently given if and when hand delivered or shall be deemed to be sufficiently given on the date shown on the receipt or confirmation therefor if and when sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, if to Corvese, at the address specified in Section 5 hereof, and if to Optionee, at the address set forth after his name on the signature page hereof, or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. If Corvese's principal office address set forth in Section 5 hereof changes at any time, Corvese shall give written notice thereof to Optionee setting forth the new address for which notice shall be given upon exercise of the Option in accordance with Section 5 hereof.

          12.   Absence of Rights.  Optionee shall have no rights as a
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stockholder with respect to any Option Shares covered by the Option unless and until Optionee receives the Option Shares upon exercise thereof.

          13.  Restrictions on Transfers of Option Shares.  Corvese shall not
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sell, transfer, assign or otherwise dispose of, or encumber, the Option Shares prior to the Termination Time, except in accordance with the terms of this Agreement. Corvese shall, for so long as the Option shall remain in effect, cause one or more certificates of common

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stock of MIM representing the Option Shares as to which Optionee has not exercised the Option to bear legends substantially as follows:

          "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN OPTION SET FORTH IN A STOCK OPTION AGREEMENT DATED AS OF JULY 31, 1996 BETWEEN E. DAVID CORVESE AND JOHN H. KLEIN."

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW."

          Corvese shall also cause MIM to instruct its transfer agent to place an appropriate notice on its books and records with respect to the restrictions contained in this Agreement.

          14.  Successors and Assigns.  Subject to Section 6 of this Agreement,
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this Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of Corvese and the executors, administrators, legatees, heirs and legal representatives of Optionee.

          15.  Governing Law.  This Agreement shall be construed in accordance
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with, and its interpretation shall otherwise be governed by, the laws of the
State of Delaware, without giving effect to otherwise applicable principles of conflicts of law.

          16.  Entire Agreement.  This Agreement sets forth the entire
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understanding between the parties hereto with respect to the Option and may not be modified or amended, except as expressly contemplated herein, except by a written instrument signed by the party to be bound thereby. Without limiting the foregoing, the Stock Option Agreement - II is hereby terminated in its entirety and has become null and void as of the date of this Agreement.

          17.  Termination of Repurchase Agreement.  The Repurchase Agreement
               -----------------------------------
between Corvese and Optionee dated as of May 30, 1996, as amended July 29, 1996, is hereby terminated as of the date of this Agreement.

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          IN WITNESS WHEREOF, Corvese and Optionee hereby execute this Agreement on this 31st day of July, 1996.



                              /s/ E. David Corvese
                              ---------------------------------------
                              E. David Corvese



                              /s/ John H. Klein
                              ---------------------------------------
                              John H. Klein
                              Address: c/o MIM Corporation
                                       One Blue Hill Plaza
                                       Pearl River, New York  10965

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